Investment objective

The Fund's investment objective is to seek long-term capital appreciation primarily through investments in equity securities listed in Taiwan.

Fund facts	(as at 07/31/14)
Net asset value per share	$21.85
Market price	$19.56
Premium/discount	-10.48%
Total net assets	$179.61 m
Market cap	$160.81 m

Fund statistics
Investment adviser (date of appointment)	JF International Management, Inc. (07/22/14)
Fund manager	Shumin Huang
Listed	NYSE
Launch date	12/23/86
Shares outstanding	8,221,259
Last divdend (Ex-dividend date)	$0.56052 (December 30, 2011)
Benchmark	TAIEX Total Return Index

Fund codes
Bloomberg	TWN
Sedol	286987895
CUSIP	874036106
ISIN	US8740361063

10 year performance data	(as of 07/31/14)

Cumulative performance						(as of 07/31/14)
%	1m	3m	YTD	1Y	3Y	5Y	10Y
The Taiwan Fund, Inc.	-4.3	5.6	2.3	12.9	2.7	63.2	133.3
Market Price	-4.5	4.3	1.2	13.7	4.2	59.8	144.5
TSE Index	-1.3	6.7	7.5	14.9	3.6	44.0	94.8
TAIEX Total Return IndexA	0.5	8.9	9.7	18.3	14.1	71.0	180.7
MSCI Taiwan Index	0.1	9.1	11.6	19.0	14.9	62.0	121.1

Rolling 12 month performance				(as of 07/31/14)
%	2014/2013	2013/2012	2012/2011	2011/2010	2010/2009
The Taiwan Fund, Inc.	12.9	15.5	-21.3	38.4	14.8
Market Price	13.7	14.5	-20.0	38.1	11.1
TSE Index	14.9	11.5	-19.1	23.8	12.3
TAIEX Total Return IndexA	18.3	15.0	-16.1	28.9	16.2
MSCI Taiwan Index	19.0	14.3	-15.5	25.3	12.6

Top 10 holdings	(as at 07/31/14)
Holding	Fund %
Taiwan Semiconductor Manufacturing Co., Ltd.	8.1
Hon Hai Precision Industry Co., Ltd.	6.5
Delta Electronics Inc.	3.4
Cathay Financial Holding Co., Ltd.	3.0
Largan Precision Co., Ltd.	3.0
Fubon Financial Holding Co., Ltd.	3.0
Advantech Co., Ltd.	2.4
Advanced Semiconductor Engineering, Inc.	2.3
MediaTek, Inc.	2.3
President Chain Store Corp.	2.1

A	TAIEX Total Return Index (prior to January 1, 2003, TAIEX Index)

Sector breakdown			(as at 07/31/14)
Sector	Fund %	BenchmarkA	Deviation
Semiconductor	17.5%	21.1%	-3.6%
Financial & Insurance	11.6%	14.0%	-2.4%
Other Electronic	10.7%	7.0%	3.7%
Computer & Peripheral Equipment	8.4%	7.0%	1.5%
Optoelectronic	8.2%	4.7%	3.5%
Electric & Machinery	7.5%	1.9%	5.6%
Electronic Parts & Components	5.2%	4.8%	0.4%
Trading & Consumers' Goods	3.5%	1.8%	1.7%
Biotechnology & Medical Care	3.1%	0.9%	2.2%
Plastics	2.0%	6.4%	-4.4%
Communications & Internet	1.7%	6.1%	-4.4%
Commerce & Industry	1.5%	0.0%	1.5%
Oils	1.0%	0.0%	1.0%
Chemical	1.0%	1.2%	-0.2%
Oil, Gas & Electricity	0.9%	3.0%	-2.1%
Foods	0.9%	1.9%	-1.1%
Textiles	0.7%	2.0%	-1.3%
Information Service	0.6%	0.2%	0.4%
Cement	0.6%	1.3%	-0.7%
Tourism	0.6%	0.6%	0.0%
Electronic Products Distribution	0.0%	0.9%	-0.9%
Other	5.8%	3.3%	2.5%
Cash	7.0%	0.0%	7.0%
Total	100.0%

Full portfolio holdings		(as at 7/31/14)
Holding	Market Value USD	Fund %
Semiconductor	31,442,908	17.5%
Taiwan Semiconductor Manufacturing Co., Ltd.	14,537,188	8.1%
Advanced Semiconductor Engineering, Inc.	4,190,997	2.3%
MediaTek, Inc.	4,144,284	2.3%
Sino-American Silicon Products, Inc.	2,169,856	1.2%
Inotera Memories, Inc.	1,953,217	1.1%
ILI Technology Corp.	1,497,090	0.8%
Novatek Microelectronics Corp. Ltd.	872,972	0.5%
CHIPBOND Technology Corp.	636,573	0.4%
Tong Hsing Electronic Industries Ltd.	544,457	0.3%
Powertech Technology Inc.	395,722	0.2%
Sonix Technology Co., Ltd.	286,727	0.2%
ASPEED Technology Inc.	213,825	0.1%
Financial & Insurance	20,758,502	11.6%
Cathay Financial Holding Co., Ltd.	5,456,198	3.0%
Fubon Financial Holding Co., Ltd.	5,344,037	3.0%
CTBC Financial Holding Co., Ltd.	3,684,646	2.1%
China Development Financial Holding Corp.	2,024,986	1.1%
E. Sun Financial Holding Co., Ltd.	1,660,053	0.9%
Mega Financial Holding Co., Ltd.	1,527,581	0.9%
China Life Insurance Co., Ltd.	1,061,001	0.6%
Other Electronic	19,222,065	10.7%
Hon Hai Precision Industry Co., Ltd.	11,730,656	6.5%
Catcher Technology Co., Ltd.	3,010,120	1.7%
E-Lead Electronic Co., Ltd.	2,436,553	1.4%
Chroma ATE, Inc.	1,053,702	0.6%
Acter Co., Ltd.	625,366	0.3%
DYNACOLOR, Inc.	365,668	0.2%
Computer & Peripheral Equipment	15,150,037	8.4%
Advantech Co., Ltd.	4,288,386	2.4%
Posiflex Technology, Inc.	2,532,386	1.4%

Full portfolio holdings (cont’d)

Holding	Market Value USD	Fund %
Pegatron Corp.	2,030,461	1.1%
Axiomtek Co., Ltd.	1,771,527	1.0%
Wistron Corp.	1,158,921	0.7%
Flytech Technology Co., Ltd.	1,131,996	0.6%
TSC Auto ID Technology Co., Ltd.	1,102,486	0.6%
Micro-Star International Co., Ltd.	909,595	0.5%
AIC, Inc.	224,279	0.1%
Optoelectronic	14,622,591	8.2%
Largan Precision Co., Ltd.	5,360,876	3.0%
Innolux Corp.	2,683,142	1.5%
Epistar Corp.	2,658,530	1.5%
Au Optronics Corp.	1,588,961	0.9%
Radiant Opto-Electronics Corp.	1,573,484	0.9%
Gigasolar Materials Corp.	757,598	0.4%
Electric & Machinery	13,330,601	7.5%
Yeong Guan Energy Technology Group Co., Ltd.	2,451,858	1.4%
Hiwin Technologies Corp.	2,087,131	1.2%
Hota Industrial Manufacturing Co., Ltd.	1,758,362	1.0%
Cub Elecparts Inc.	1,702,596	1.0%
TURVO International Co., Ltd.	1,684,089	0.9%
Teco Electric and Machinery Co., Ltd.	1,643,645	0.9%
Sumeeko Industries Co., Ltd.	1,010,520	0.6%
Yungtay Engineering Co., Ltd.	949,999	0.5%
Chian Hsing Forging Industrial Co.,Ltd.	42,401	0.0%
Other	10,609,772	5.8%
Merida Industry Co., Ltd.	2,973,057	1.6%
Green Seal Holding Ltd.	2,181,715	1.2%
Ruentex Development Co., Ltd.	1,778,709	1.0%
Chailease Holding Co., Ltd.	1,393,524	0.8%
Nak Sealing Technologies Corp.	1,254,606	0.7%
Topkey Corp.	448,357	0.2%
KMC Kuei Meng International Inc.	372,531	0.2%
Nan Liu Enterprise Co., Ltd.	207,273	0.1%
Electronic Parts & Components	9,449,741	5.2%
Delta Electronics Inc.	6,092,866	3.4%
TXC Corp.	1,842,145	1.0%
King Slide Works Co., Ltd.	1,514,730	0.8%
Trading & Consumers' Goods	6,251,120	3.5%
President Chain Store Corp.	3,817,369	2.1%
Poya Co., Ltd.	1,210,491	0.7%
Test-Rite International Co., Ltd.	853,064	0.5%
Taiwan FamilyMart Co., Ltd.	370,196	0.2%
Biotechnology & Medical Care	5,677,637	3.1%
YungShin Global Holding Corp.	1,660,304	0.9%
St. Shine Optical Co., Ltd.	1,262,442	0.7%
Ginko International Co., Ltd.	1,165,741	0.6%
Johnson Health Tech Co., Ltd.	837,136	0.5%
Grape King Bio Ltd.	390,287	0.2%
Intai Technology Corp.	361,727	0.2%
Plastics	3,520,252	2.0%
Nan Ya Plastics Corp.	3,520,252	2.0%
Communications & Internet	3,201,194	1.7%
Wistron NeWeb Corp.	1,852,055	1.0%
Sercomm Corp.	1,349,139	0.7%
Commerce & Industry	2,663,844	1.5%
Tianhe Chemicals Group Ltd.	1,843,054	1.0%
China Conch Venture Holdings Ltd.	820,790	0.5%
Oils	1,793,310	1.0%
China Oilfield Services Ltd.	1,793,310	1.0%

Full portfolio holdings (cont’d)

Holding	Market Value USD	Fund %
Chemical	1,678,138	1.0%
China Steel Chemical Corp.	844,846	0.5%
Swancor Ind Co., Ltd.	833,292	0.5%
Oil, Gas & Electricity	1,549,882	0.9%
Formosa Petrochemical Corp.	1,549,882	0.9%
Foods	1,532,336	0.9%
Namchow Chemical Industrial Co., Ltd.	1,532,336	0.9%
Textiles	1,186,215	0.7%
Makalot Industrial Co., Ltd.	1,186,215	0.7%
Information Service	1,101,852	0.6%
Addcn Technology Co., Ltd.	1,101,852	0.6%
Cement	1,099,210	0.6%
Taiwan Cement Corp.	1,099,210	0.6%
Tourism	1,009,753	0.6%
TTFB Co., Ltd.	1,009,753	0.6%
Electronic Products Distribution	62	0.0%
WT Microelectronics Co., Ltd.	62	0.0%

Review

The main transactions during the period were to add TWI Pharmaceutical and Poya to the Fund. TWI Pharmaceutical is a specialty pharmaceutical company focused on the formulation of new drugs. Poya is a local convenience store with a focus on female consumers. The Fund also disposed of its holdings in Eclat, Basso and KYEC as these stocks had reached our price targets.

Up to July 21st, the strongest performers had been financial stocks. Cathay Financial Holdings and Fubon Financial Holdings returned 10.6% and 10.5% (in Taiwan dollar terms) respectively during the period. Our preferred Apple Inc. play, Hon Hai Precision, also gained 10.5% over the same period. The worst performer during the period was MPI. The share price of the stock fell by 15.5% (in Taiwan dollar terms). We trimmed a significant proportion of the Fund's exposure in MPI during the period.

Outlook

We believe that the Taiwan market is likely to consolidate its first half 2014 gains in August as investors wait for clarity on the second half 2014 outlook amid second quarter reporting which ends in mid August. While non-technology stocks took center stage in July, technology should remain in focus as sentiment on the Apple-related supply chain could remain healthy as the market widely anticipates restocking demand for the iPhone 6 to kick-in in the third quarter of 2014. Overall, fundamentals remain strong and valuations are still modest. 9000 should be a strong technical support level for the TAIEX Index, which suggests limited downside in the near term. We have increased our weighting in financials, remain overweight in technology, industrial and consumption, and underweight in telecoms and petrochemicals.

Important Information

This document is issued and approved by JF International Management, Inc. ("JFIMI"), as investment advisor of The Taiwan Fund, Inc. (the 'Fund'). JFIMI is an investment advisor registered with the U.S. Securities and Exchange Commission. Information herein is believed to be reliable but has not been verified by JFIMI. JFIMI makes no representation or warranty and does not accept any responsibility in relation to such information or for opinion or conclusion which the reader may draw from this newsletter.

The Fund is classified as a diversified investment company under the US Investment Company Act of 1940 as amended. It meets the criteria of a closed end US fund and its shares are listed on the New York Stock Exchange. JFIMI has been appointed investment advisor to the Fund.

This newsletter does not constitute an offer of shares. Closed-end funds, unlike open-end funds, are not continuously offered. After the initial public offering, shares are bought and sold on the open market through a stock exchange. JFIMI, its ultimate and intermediate holding companies, subsidiaries, affiliates, clients, directors or staff may, at any time, have a position in the market referred to herein, and may buy or sell securities, currencies, or any other financial instruments in such markets. The information or opinion expressed in this newsletter should not be construed to be a recommendation to buy or sell any security, including the securities, commodities, currencies or financial instruments referred to herein.

Portfolio holdings are subject to change daily.

It should not be assumed that any of the securities transactions or holdings discussed here were or will prove to be profitable, or that the investment recommendations or decisions we make in the future will be profitable or will equal the investment performance of the securities discussed herein.

Investing in the Fund involves certain considerations in addition to the risks normally associated with making investments in securities. The value of the shares issued by the Fund, and the income from them, may go down as well as up and there can be no assurance that upon sale, or otherwise, investors will receive back the amount originally invested. There can be no assurance that you will receive comparable performance returns. Movements in foreign exchange rates may have a separate effect, unfavorable as well as favorable, on the gain or loss otherwise experienced on an investment. Past performance is not a guide to future returns. Accordingly, the Fund is only suitable for investment by investors who are able and willing to withstand the total loss of their investment. In particular, prospective investors should consider the following risks:

Discretionary investment is not risk-free. The past operating performance does not guarantee a minimum return for the discretionary investment fund. Apart from exercising the duty of care of a prudent adviser, JFIMI will not be responsible for the profit or loss of the discretionary investment fund, nor guarantee a minimum return.

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It should be noted that investment in the Fund is only suitable for sophisticated investors who are aware of the risk of investing in Taiwan and should be regarded as long term. Funds which invest in one country carry a higher degree of risk than those with portfolios diversified across a number of markets.

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Investment in the securities of smaller and unquoted companies can involve greater risk than is customarily associated with investment in larger, more established, companies. In particular, smaller companies often have limited product lines, markets or financial resources and their management may be dependent on a smaller number of key individuals. In addition, the market for stock in smaller companies is often less liquid than that for stock in larger companies, bringing with it potential difficulties in acquiring, valuing and disposing of such stock. Proper information for determining their value, or the risks to which they are exposed, may not be available.

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Investments within emerging markets such as Taiwan can be of higher risk. Many emerging markets, and the companies quoted on their stock exchanges, are exposed to the risks of political, social and religious instability, expropriation of assets or nationalization, rapid rates of inflation, high interest rates, currency depreciation and fluctuations and changes in taxation which may affect the Fund's income and the value of its investments.

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The marketability of quoted shares may be limited due to foreign investment restrictions, wide dealing spreads, exchange controls, foreign ownership restrictions, the restricted opening of stock exchanges and a narrow range of investors. Trading volume may be lower than on more developed stock markets, and equities are less liquid. Volatility of prices can also be greater than in more developed stock markets. The infrastructure for clearing, settlement and registration on the primary and secondary markets may be undeveloped. Under certain circumstances, there may be delays in settling transactions in some of the markets.